                                                  As Filed with the Securities and Exchange Commission on September 15, 2003
                                                                                                                  Registration No. 333-

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549
                                               -----------------------------------------

                                                               FORM S-8 POS

                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933

                                                        FIRST FEDERAL FINANCIAL
                                                        CORPORATION OF KENTUCKY

                                        (Exact name of Registrant as specified in its charter)

                                                               Kentucky
                                                    (State or other jurisdiction of
                                                    incorporation or organization)

                                                              61-1168311
                                                 (I.R.S. Employer Identification No.)
                                                  ----------------------------------

                                  2323 Ring Road, Elizabethtown, Kentucky 42701-5006; (270) 765-2131
                                               (Address of Principal Executive Offices)
                                                    ------------------------------

                                           1998 Stock Option and Incentive Compensation Plan
                                                        (Full Title of the Plan)

                                                           B. Keith Johnson
                                                           President and CEO
                                                        FIRST FEDERAL FINANCIAL
                                                        CORPORATION OF KENTUCKY
                                                            2323 Ring Road
                                                  Elizabethtown, Kentucky 42701-5006
                                                            (270) 765-2131
                                                (Name and Address of agent for service)

                                                     Copies of Communications to:

                                                           Alan K. MacDonald
                                                         FROST BROWN TODD LLC
                                                  400 West Market Street, 32nd Floor
                                                    Louisville, Kentucky 40202-3363
                                                            (502) 589-5400

                                                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                  Proposed Maximum         Proposed Maximum
  Title Of Shares To Be       Amount To Be       Offering Price Per       Aggregate Offering          Amount Of
       Registered            Registered (1)             Share                   Price             Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Shares, no par        155,870 Shares           $31.72 (2)            $ 4,944,196.40            $ 400.46
value...........

(1) The number  represents  the number of shares  authorized to be issued under the 1998 Stock Option and Incentive  Compensation  Plan
(the "Plan").  This registration  statement shall also cover any additional Common Shares which shall become issuable under the Plan by reason of any stock  dividend,  stock  split,  recapitalization  or any other  similar  transaction  effected  without  the  receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Estimated  solely for the  purpose of  calculating  the amount of the  registration  fee  pursuant  to Rule  457(c) and (h) of the
Securities  Act of 1933, as amended.  The price per share and the aggregate  offering  price are calculated on the basis of the average of the high and low sales  prices of  Registrant's  Common  Shares as  reported  on the  Nasdaq  National  Market  which was  $31.72 on
September 12, 2003.

                                                                PART I.

Item 1.    Plan Information

         All  information  required by Item I to be  contained  in the  Section  10(a)  prospectus  is omitted  from this  Registration
Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the  "Securities  Act"),  and the Note to Part I of
Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information

         All  information  required by Item I to be  contained  in the  Section  10(a)  prospectus  is omitted  from this  Registration
Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                                               PART II.
                                                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference

         There are hereby  incorporated  by  reference  into this  Registration  Statement  the  following  documents  and  information heretofore filed by First Federal Financial  Corporation of Kentucky (the  "Corporation")  with the Securities and Exchange  Commission
(the "Commission"):

         (a)      Transitional Report on Form 10-K for the period from July 1, 2002 to December 31, 2002.

         (b)      Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

         (c)      Current Report on Form 8-K dated April 17, 2003.

         (d)      The description of common shares on pages 25-37 of Amendment No. 1 to S-4 Registration Statement (Reg. No. 33-30582).

         (e)      All other  reports  filed by us  pursuant  to  Section  13(a) or 15(d) of the  Securities  Exchange  Act of 1934 (the
                  "Exchange Act") since December 31, 2002.

All documents  subsequently filed by the Corporation  pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration  Statement and prior to the filing of a post-effective  amendment which indicates that all securities offered have been or which  deregisters  all securities then remaining  unsold shall be deemed to be incorporated by reference in this  Registration
Statement and to be a part hereof from the date of filing such documents.

         Item 4.    Description of Securities

         Not applicable.

         Item 5.    Interests of Named Experts and Counsel

         Not applicable.

         Item 6.    Indemnification Of Directors And Officers

         Article XVIII of the Articles of Incorporation of the Corporation provides that directors,  officers and employees or agents of the Corporation will be indemnified  against expenses actually and reasonably  incurred by them if they are successful on the
merits of a claim or proceeding.   The text of Article XVIII is as follows:

                                                             ARTICLE XVIII

                                                            Indemnification

         (a)      Except as provided in subsection (b) hereof,  the  Corporation  shall indemnify a director who is made a party to any
threatened,   pending,  or  completed  action,  suit  or  proceeding,  whether  civil,  criminal,   administrative,   or  investigative
("proceeding"),  because he is or was a director against  liability  incurred in such proceeding if he conducted  himself in good faith and he  reasonably  believed,  (i) in the case of conduct in his official  capacity with the  Corporation,  that his conduct was in the
Corporation's  best interest and in all other cases,  that his conduct was at least not opposed to its best interests;  and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  The  Corporation  shall  further  indemnify  any  director  and any  officer  who is not a  director  who was  wholly successful,  on the merits or otherwise,  in the defense of any  proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

         (b)      The Corporation  shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the  Corporation or in connection with any other  proceeding  charging  improper  personal benefit to him,  whether or not involving action in his official  capacity,  in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (c)      The  Corporation  may pay for or  reimburse  the  reasonable  expenses  incurred  by a  director  who is a party to a proceeding in advance of final  disposition of the proceeding if (i) the director  furnishes the  Corporation a written  affirmation of his good faith belief that he has met the standard of conduct set forth in  subsection  (a) hereof,  (2) he provides the  Corporation a written  undertaking,  executed  personally  or on his  behalf,  to repay the  advance if it is  ultimately  determined  that he is not entitled to  indemnification,  and (3) a determination  is made that the facts then known to those making the  determination  would not preclude indemnification under this Article XVIII.

         (d)      The Corporation may not indemnify a director  hereunder unless  authorized in the specific case after a determination has been made that  indemnification  of the director is permissible in the  circumstances  because he has met the standard set forth in subsection (a) hereof.  The determination shall be made:

                  (1)      By the board of directors by majority  vote of a quorum  consisting  of directors not at the time parties to the proceeding;

                  (2)      If a quorum cannot be obtained  under (1), by majority vote of a committee  duly  designated by the board of directors (in which  designation  directors who are parties may  participate),  consisting solely of two or more directors not at the time parties to the proceeding;

                  (3)      By independent special legal counsel;

                           (A)      Selected by the board of directors or its committee in the manner  prescribed in paragraphs  (1) or
                  (2) of this subsection (d); or

                           (B)      If a quorum of the board of  directors  cannot be  obtained  under  paragraph  (1) and a  committee cannot be  designated  under  paragraph  (2),  selected by  majority  vote of the full board of  directors  (in which selection directors who are parties may participate); or

                  (4)      By the  shareholders,  but  shares  owned by or voted  under the  control of  directors  who are at the time parties to the proceeding may not be voted on the determination.

         (e)      Authorization of indemnification and evaluation that  indemnification is permissible shall be made in the same manner as the  determination  that  indemnification  is  permissible,  except that, if the  determination  is made by special  legal  counsel, authorization of  indemnification  and evaluation as to  reasonableness of expenses shall be made by those entitled under paragraph (3)
of subsection (d) hereof to select counsel.

         (f)      The Corporation may indemnify and advance  expenses to an officer,  employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

         (g)      The  Corporation  may purchase and maintain  insurance on behalf of an individual who is or was a director,  officer, employee, or agent of the Corporation,  or who, which a director,  officer, employee, or agent of the Corporation, is or was serving at the  request  of the  Corporation  as a  director,  officer,  partner,  trustee,  employee,  or agent of another  foreign  or  domestic corporation,  partnership,  joint venture,  employee benefit plan, or other enterprise,  against liability asserted against or incurred by him in that capacity or arising from his status as a director,  officer,  employee,  or agent,  whether or not the Corporation would have power to indemnify him against the same liability hereunder.

         Generally,  under KRS 271B.8-500 et seq., a corporation  may indemnify an individual  made a party to a proceeding  because he is or was a director  against  liability  incurred in the proceeding if (a) he conducted  himself in good faith,  and (b) he reasonably believed:  in the case of conduct in his official  capacity with the  corporation,  that his conduct was in its best interests;  and in all other cases, that his conduct was at least not opposed to its best interests;  and (c) in the case of any criminal  proceeding,  he had no reasonable cause to believe his conduct was unlawful.

         A corporation  may not  indemnify a director:  (a) in connection  with a proceeding by or in the right of the  corporation  in which the director was adjudged liable to the corporation;  or (b) in connection with any other proceeding  charging  improper personal benefit to him,  whether or not involving action in his official  capacity,  in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification  permitted in  connection  with a proceeding  by or in the right of the  corporation  is limited to reasonable expenses incurred in connection with the proceeding.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

(a)      Exhibits

Exhibit
Number        Exhibit
------        -------

4.1           Articles  of  Incorporation  of  the  Registrant  incorporated  by  reference  to  the  Corporation's  Form  S-4
              Registration Statement (File No. 33-30582).

4.2           Bylaws of the Registrant.

4.3           Rights  Agreement,  dated as of April 15, 2003  incorporated  by reference to Exhibit 4 and 10 to Form 8-K dated
              April 17, 2003.

5             Opinion of Frost Brown Todd LLC.

10            First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive Compensation Plan.

23.1          Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2          Consent of Crowe Chizek and Company LLC.

24            Power of Attorney (included on Signature Page).

Item 9.       Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being made, a post-effective  amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)     To reflect in the  prospectus  any facts or events  arising  after the  effective  date of the  registration statement (or the most recent  post-effective  amendment  thereof)  which,  individually  or in the aggregate,  represent a fundamental change in the information set forth in the registration  statement.  Notwithstanding the foregoing,  any increase or decrease in volume of securities  offered (if the total dollar value of securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus filed with the Commission pursuant  to Rule  424(b) if, in the  aggregate,  the  changes in volume and price  represent  no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii)    To include any material  information  with respect to the plan of distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement.

         (2)      That,  for the purpose of  determining  any liability  under the  Securities  Act of 1933,  each such  post-effective amendment shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

(b)      The  undersigned  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the  registrant's  annual  report  pursuant to Section  13(a) of 15(d) of the  Securities  Exchange  Act of 1934 (and,  where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities  Exchange Act of 1934)
that it is incorporated by reference in the  registration  statement,  shall be deemed to be a new registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h)     Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event  that a claim for  indemnification  against  such  liability  (other  than the  payment by the registrant of expenses incurred or paid by a director,  officer,  or controlling  person of the registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection with the securities  being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES

         Pursuant to the  requirements  of the  Securities Act of 1933,  the  Registrant  certifies  that it has reasonable  grounds to believe that it meets all of the  requirements for filing on Form S-8 and has duly caused this  registration  statement to be signed on its behalf by the undersigned,  thereunder duly authorized,  in the City of Elizabethtown,  Commonwealth of Kentucky,  on this 15th day of September, 2003.

                                                              FIRST FEDERAL FINANCIAL CORPORATION
                                                              OF KENTUCKY

                                                              By:  /s/ B. Keith Johnson
                                                                   --------------------
                                                                   B. Keith Johnson
                                                                   President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      Signature                                         Title                      Date

/s/ B. Keith Johnson
--------------------                                   President, Chief Executive Officer,    September 15, 2003
B. Keith Johnson                                       and Director

/s/ Charles E. Chaney                                  Chief Operating Officer and Chief
__________________________________                     Financial Officer (Principal           September 15, 2003
Charles E. Chaney                                      Financial and Accounting Officer)

     *
__________________________________                     Director                               September 15, 2003
Robert M. Brown

     *
__________________________________                     Director                               September 15, 2003
Wreno M. Hall

     *
__________________________________                     Director                               September 15, 2003
Walter D. Huddleston

     *
__________________________________                     Director                               September 15, 2003
Diane E. Logsdon

     *
__________________________________                     Director                               September 15, 2003
J. Stephen Mouser

     *
__________________________________                     Director                               September 15, 2003
John L. Newcomb, Jr.

     *
__________________________________                     Director                               September 15, 2003
Gail L. Schomp

     *
__________________________________                     Director                               September 15, 2003
J. Alton Rider

     *
__________________________________                     Director                               September 15, 2003
Michael L. Thomas

*By /s/ B. Keith Johnson
    ---------------------
B. Keith Johnson, as attorney-in-fact for the named
director under power of attorney filed as Exhibit 25
to this registration statement.

                                                          INDEX TO EXHIBITS

Exhibit
Number   Exhibit
------   -------

4.1           Articles  of  Incorporation  of  the  Registrant  incorporated  by  reference  to  the  Corporation's  Form  S-4
              Registration Statement (File No. 33-30582).

4.2           Bylaws of the Registrant.

4.3           Rights  Agreement,  dated as of April 15, 2003  incorporated  by reference to Exhibit 4 and 10 to Form 8-K dated
              April 17, 2003.

5             Opinion of Frost Brown Todd LLC.

10            First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive Compensation Plan.

23.1          Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2          Consent of Crowe Chizek and Company LLC.

24            Power of Attorney.

September 15, 2003

First Federal Financial
   Corporation of Kentucky
2323 Ring Road
Elizabethtown, Kentucky   42701-5006

         Re:   Registration Statement on Form S-8

Board of Directors:

         We have acted as counsel to First Federal  Financial  Corporation  of Kentucky  (the  "Corporation")  in  connection  with the registration  of 155,870  common shares (the "Common  Shares") of the  Corporation  covered by the  Registration  Statement on Form S-8 filed by the  Corporation  pursuant to the Securities Act of 1993, as amended (the "Act"),  to which this opinion is an exhibit,  which
Common Shares may be issued pursuant to the 1998 Employee Stock Option and Incentive Plan (the "Plan").

         As such  counsel,  we have  examined  originals,  or copies  certified to our  satisfaction,  of the Plan,  the  Corporation's
Articles of Incorporation  and Bylaws,  such  agreements,  documents,  certificates  and other  statements of government  officials and corporate  officers and  representatives,  and other papers as we have deemed  relevant  and  necessary as a basis for our opinion.  In such  examination we have assumed the  genuineness of all documents  submitted to us as originals and the conformity  with the original document of  documents  submitted  to us as copies.  In  addition,  as to matters of fact only,  we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Corporation.

         Based upon and subject to the  foregoing,  we are of the opinion that the Common Shares have been duly and validly  authorized for issuance in accordance  with the terms of the Plan,  and when the Common  Shares are issued,  delivered and paid for, in accordance with the terms of the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                                              Very truly yours,

                                                              FROST BROWN TODD LLC

                                                              /s/ Alan K. MacDonald
                                                              ---------------------
                                                              Alan K. MacDonald, Member

                                                             Exhibit 23.2

                                               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration  Statement of First Federal  Financial  Corporation of
Kentucky,  Inc.,  of our  report  dated  January  24,  2003  on the  consolidated  financial  statements  of First  Federal  Financial
Corporation,  Inc. as of December  31, 2002,  June 30, 2002 and 2001 and for the six months in the period  ended  December 31, 2002 and each of the three years in the period ending June 30, 2002.

                                                     /s/ Crowe Chizek and Company LLC
                                                     ---------------------------------
                                                     Crowe Chizek and Company LLC

Louisville, Kentucky
September 2, 2003

                                                               Exhibit 24

                                                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE  PRESENTS,  that each person whose  signature  appears  below hereby  constitutes  and appoints B. Keith
Johnson  and  Charles  E.  Chaney,  and each of  them,  as his true  and  lawful  attorneys-in-fact  and  agents,  with  full  power of substitution and  resubstitution,  for him and in his name, place and stead, in any and all capacities,  to sign any and all amendments
(including  post-effective  amendments)  to said  Registration  Statement,  and to file the same,  with all exhibits  thereto,  and all documents in connection therewith,  with the Securities and Exchange Commission,  granting unto said  attorneys-in-fact and agents, and each of them,  full power and authority to do and perform each and every act and thing  requisite and necessary to be done in and about the premises,  as fully and to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming  all that said  attorneys-in-fact  and agents, or any of them, or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

                      Signature                                      Title                         Date

/s/ B. Keith Johnson
__________________________________                     President, Chief Executive Officer,    July 15, 2003
B. Keith Johnson                                       and Director

/s/ Charles E. Chaney                                  Chief Operating Officer and Chief
__________________________________                     Financial Officer (Principal           July 15, 2003
Charles E. Chaney                                      Financial and Accounting Officer)

 /s/ Robert M. Brown
__________________________________                     Director                               July 15, 2003
Robert M. Brown

/s/ Wreno M. Hall
__________________________________                     Director                               July 15, 2003
Wreno M. Hall

/s/ Walter D. Huddleston
__________________________________                     Director                               July 15, 2003
Walter D. Huddleston

/s/ Diane E. Logsdon
__________________________________                     Director                               July 15, 2003
Diane E. Logsdon

/s/ J. Stephen Mouser
__________________________________                     Director                               July 15, 2003
J. Stephen Mouser

/s/ John L. Newcomb, Jr
__________________________________                     Director                               July 15, 2003
John L. Newcomb, Jr.

/s/ Gail L. Schomp
__________________________________                     Director                               July 15, 2003
Gail L. Schomp

/s/ J. Alton Rider
__________________________________                     Director                               July 15, 2003
J. Alton Rider

/s/ Michael L. Thomas
__________________________________                     Director                               July 15, 2003
Michael L. Thomas